UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2007

Date of Report (Date of earliest event reported)

DIRECTED ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	000-51664	65-0964171

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 VIPER WAY
                VISTA, CALIFORNIA 92081
(Address of Principal Executive Offices) (Zip Code)
                              (760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective November 19, 2007, Ronald F. Dutt resigned as our Executive Vice President and Chief Financial Officer.
     Effective November 19, 2007, we appointed Kevin P. Duffy as our Executive Vice President and Chief Financial Officer. Prior to becoming our Executive Vice President and Chief Financial Officer, Mr. Duffy, 32, served as our Senior Vice President — Corporate Development and Marketing since March 2006, and Vice President from June 2003 to March 2006. From July 2002 to June 2003, Mr. Duffy served as a consultant to our company. From August 2001 to June 2003, Mr. Duffy attended the Stanford Graduate School of Business where he received a Masters of Business Administration. From August 2000 to January 2002, Mr. Duffy worked for ThinkTank Holdings LLC, a private venture capital firm located in Southern California, and one of its portfolio companies, as Vice President of Business Development and then as Executive Vice President. Mr. Duffy’s previous experience includes serving as Director of Strategy at Clarion Corporation of America, as well as consulting with Bain & Company and Deloitte & Touche. In addition to a Masters of Business Administration from the Stanford Graduate School of Business, Mr. Duffy holds an A.B. in Economics from Princeton University.
     Effective November 19, 2007, we appointed Richard J. Hirshberg as our Senior Vice President — Finance and Treasurer. Prior to becoming our Senior Vice President — Finance and Treasurer, Mr. Hirshberg, 53, served as our Vice President — Treasurer since March 2007 and Vice President — Internal Audit and Compliance from September 2005 to March 2007. Prior to that, Mr. Hirshberg served as our Chief Financial Officer and Vice President — Finance from March 2001 to September 2005. From January 1998 to March 2001, Mr. Hirshberg worked for several start-up companies in the capacity of Chief Financial Officer. From January 1991 to December 1997, Mr. Hirshberg served in various capacities, culminating in the position of Chief Financial Officer, for McGaw, Inc., a publicly traded pharmaceutical manufacturer. Mr. Hirshberg is a Certified Public Accountant and spent over 11 years at Arthur Andersen & Co. in various capacities. Mr. Hirshberg received a Bachelors Degree from Northwestern University and a Masters of Business Administration from Northwestern University’s Kellogg Graduate School of Management.
     In connection with the new appointments, Mr. Duffy received an option to purchase 35,000 shares of our common stock and restricted stock unit awards representing 10,000 shares of our common stock, and Mr. Hirshberg received an option to purchase 25,000 shares of our common stock and restricted stock unit awards representing 5,000 shares of our common stock. The stock options will have an exercise price of $1.07 per share and vest one-quarter (1/4) on the first anniversary of the grant date and thereafter on a monthly basis for the next 36 months. All of the underlying common stock represented by the restricted stock unit awards will vest and be delivered on the third anniversary of the date of grant.
     Additionally, Mr. Duffy’s base salary was increased to $325,000 and Mr. Hirshberg’s base salary was increased to $220,000. In addition to their base salaries, Messrs. Duffy and Hirshberg are entitled to receive annual cash bonuses under a performance-based incentive plan, stock awards granted under our long-term incentive plan, and other employee benefits and perquisites.
     On November 19, 2007, we issued a press release announcing the resignation of Mr. Dutt and the appointments of Mr. Duffy as Executive Vice President and Chief Financial Officer and Mr. Hirshberg as Senior Vice President — Finance and Treasurer. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.
Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit Number

99.1	Press Release from Directed Electronics, Inc., dated November 19, 2007, entitled “Directed Electronics Names Kevin Duffy New Chief Financial Officer”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTED ELECTRONICS, INC.
November 26, 2007	By:	/s/ Kevin Duffy
Kevin Duffy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release from Directed Electronics, Inc., dated November 19, 2007, entitled “Directed Electronics Names Kevin Duffy New Chief Financial Officer”